UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 17, 2005 (February 14, 2005)
Date of Report (Date of Earliest Event Reported)

LUMENIS LTD.
(Exact name of Registrant as Specified in Charter)

Israel	0-13012	N.A.
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

P.O. Box 240, Yokneam, Israel	20692
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-4-959-9000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

        Effective as of February 14, 2005, Mr. Avner Raz resigned as a director of the Company. Under Israeli law, all actions with directors, including routine compensation matters, must be submitted for approval by shareholders. In light of the foregoing and as the Company is not generally convening shareholder meetings pending the completion of audited financial statements for distribution to shareholders, Mr. Raz has decided to step down as a director. Such action has no effect on Mr. Raz’s other roles with the Company. Mr. Raz continues to serve as the President and Chief Executive Officer of the Company. As a result of such action, the Board of Directors of the Company consists entirely of outside, non-employee directors.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release dated February 17, 2005.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENIS LTD. BY: /S/ Lauri Hanover —————————————— Lauri Hanover Chief Financial Officer

Dated: February 17, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 17, 2005.